Exhibit 25.1


            THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED
                    PURSUANT TO RULE 901(d) OF REGULATION S-T


   ==========================================================================


                                     FORM T-1

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       CHECK IF AN APPLICATION TO DETERMINE

                       ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)       (  )



                               THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


   New York                                               13-5160382
   (State of incorporation                                (I.R.S. employer
   if not a U.S. national bank)                           identification no.)

   48 Wall Street, New York, N.Y.                         10286
   (Address of principal executive offices)               (Zip code)



                            NEWMONT MINING CORPORATION
               (Exact name of obligor as specified in its charter)


   Delaware                                               13-1806811
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification no.)


   1700 Lincoln Street
   Denver, Colorado                                       80203
   (Address of principal executive offices)               (Zip code)



                        Convertible Senior Debt Securities
                       (Title of the indenture securities)


   ===========================================================================


   1.   General information.  Furnish the following information as to the
        Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.


   ---------------------------------------------------------------------------
   Name                                        Address
   ---------------------------------------------------------------------------

   Superintendent of Banks of the State of      2 Rector Street, New York,
   New York                                     N.Y.  10006, and Albany, N.Y.
                                                12203

   Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                N.Y.  10045

   Federal Deposit Insurance Corporation        Washington, D.C.  20549

   New York Clearing House Association          New York, New York

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.

   2.   Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.  (See Note on page 3.)

   16.  List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

        4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

        6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

        7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                       NOTE


        Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

        Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE



        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of May, 1994.


                               THE BANK OF NEW YORK



                                           By: /S/ MARY JANE MORRISSEY
                                               Name:  MARY JANE MORRISSEY
                                               Title: ASSISTANT VICE PRESIDENT

                                                                     Exhibit 7

                                                       Consolidated Report of Condition of

                                                              THE BANK OF NEW YORK
                                                     of 48 Wall Street, New York, N.Y. 10286
                                                     And Foreign and Domestic Subsidiaries,
                                                 a member of the Federal Reserve System, at the
                                                close of business December 31, 1993, published in
                                                   accordance with a call made by the Federal
                                              Reserve Bank of this District pursuant to the provi-
                                                        sions of the Federal Reserve Act.

                                                                                                            Dollar Amounts
                      ASSETS                                                                                 in Thousands
                      Cash and balances due from
                          depository institutions:
                          Noninterest-bearing balances and
                             currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 4,393,393
                          Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . .               652,315
                      Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,809,834
                      Federal funds sold in domestic
                          offices of the bank . . . . . . . . . . . . . . . . . . . . . . . . . . . .             331,075
                      Loans and lease financing
                          receivables:
                          Loans and leases, net of unearned
                             income   . . . . . . . . . . . . . . . . . . . . . . . . . . . 23,708,678
                          LESS:  Allowance for loan
                             and lease losses   . . . . . . . . . . . . . . . . . . . . . . .  773,597
                          LESS:  Allocated transfer risk
                             reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,427
                          Loans and leases, net of unearned
                             income, allowance and
                             reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22,906,654
                      Assets held in trading accounts   . . . . . . . . . . . . . . . . . . . . . . .             851,615
                      Premises and fixed assets (including
                          capitalized leases)   . . . . . . . . . . . . . . . . . . . . . . . . . . .             657,247
                      Other real estate owned   . . . . . . . . . . . . . . . . . . . . . . . . . . .              60,806
                      Investments in unconsolidated subsi-
                          diaries and associated companies  . . . . . . . . . . . . . . . . . . . . .             170,378
                      Customers liability to this bank on
                          acceptances outstanding   . . . . . . . . . . . . . . . . . . . . . . . . .             885,751
                      Intangible assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              42,689
                      Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,326,362
                      Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $36,088,119

                      LIABILITIES
                      Deposits:
                          In domestic offices   . . . . . . . . . . . . . . . . . . . . . . . . . . .         $19,486,153
                          Noninterest-bearing   . . . . . . . . . . . . . . . . . . . . . .  7,388,636
                          Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . 12,097,517
                          In foreign offices, Edge and Agree-
                          ment subsidiaries, and IBFs   . . . . . . . . . . . . . . . . . . . . . . .           8,230,444
                          Noninterest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . 53,571
                          Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . .  8,176,873
                      Federal funds purchased and securities
                          sold under agreements to repurchase
                          in domestic offices of the bank and
                          of its Edge and Agreement subsi-
                          diaries, and in IBFs:

                          Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . .           1,207,881
                          Securities sold under agreements to
                             repurchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             350,492
                      Demand notes issued to the U.S.
                          Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             300,000
                      Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             530,559
                      Bank's liability on acceptances exe-
                          cuted and outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . .             897,899
                      Subordinated notes and debentures   . . . . . . . . . . . . . . . . . . . . . .           1,064,780
                      Other liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,139,025
                      Total liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33,207,233

                      EQUITY CAPITAL
                      Perpetual preferred stock and
                          related surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              75,000
                      Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             942,284
                      Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             525,666
                      Undivided profits and capital
                          reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,342,860
                      Cumulative foreign currency transla-
                          tion adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (     4,924)
                      Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,880,886
                      Total liabilities, limited-life pre-
                          ferred stock, and equity capital  . . . . . . . . . . . . . . . . . . . . .         $36,088,119


             I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                 Robert E. Keilman

             We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

             J. Carter Bacot     )
             Alan R. Griffith    )   Directors
             Samuel F. Chevalier )